Exhibit 4.1

NUMBER U-__________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	INFINT ACQUISITION CORPORATION 2

CUSIP [●]

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE RIGHT TO
RECEIVE ONE-TENTH OF ONE ORDINARY SHARE

THIS CERTIFIES THAT____________________________________________________________________ is the owner of_____________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $0.0001 per share (“Share”), of INFINT Acquisition Corporation 2, a Cayman Islands exempted company (the “Company”) and one (1) right (each, a “Right”). Each Right entitles the holder to receive one-tenth of one Share upon the completion of an initial business combination (“Business Combination”). The Shares and Rights comprising the Units represented by this certificate are not transferable separately prior to , 2025, unless Roth Capital Partners, LLC elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and the Company issuing a press release announcing when separate trading will begin. The terms of the Rights are governed by a Rights Agreement, dated as of [_], 2025 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of the Rights Agent at Computershare Trust Company, N.A., and are available to any Rights holder on written request and without cost.

Upon the consummation of the initial Business Combination, the Rights included in the Units represented by this Certificate will become Shares; however, each Right will entitle the holder to receive only one-tenth of one Share, and fractional Shares will not be issued. Therefore, each holder of Rights must hold at least 10 Rights for each Share to be received.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of a director of the Company.

By:

	Chief Executive Officer	Chief Financial Officer

INFINT ACQUISITION CORPORATION 2

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sells, assigns, and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and hereby irrevocably constitute and appoint
Attorney
to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Company’s final prospectus dated [●], 2025, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Ordinary Shares sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in, or such later time as the shareholders of the Company may approve in accordance with, the Company’s Second Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, (ii) the Company redeems the Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s Second Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of Ordinary Shares in connection with an initial business combination or to redeem 100% of the Ordinary Shares if it does not consummate an initial business combination within the time period set forth therein (or such later time as the shareholders of the Company may approve), or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Ordinary Shares included in the Units represented by this certificate in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.